UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

(Rule 14c-101)
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

[X]	Definitive Information Statement

2050 MOTORS, INC.

(Name of Registrant as Specified In Its Charter)

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2050 MOTORS, INC.

3420 Bunkerhill Drive

North Las Vegas, Nevada 89032

INFORMATION STATEMENT

PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

This information statement will be mailed on or about August 14, 2018 to the shareholders of record on August 1, 2018 (the “Record Date”) of 2050 Motors, Inc., a California corporation (the “Company”), in connection with certain actions to be taken by the written consent by the holders of a majority of the voting power of the outstanding common stock on or about in September 4, 2018, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE NOT REQUESTED TO SEND US A PROXY

By Order of the Board of Directors,

August 13, 2018

/s/ William “Stretch” Fowler

President

NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF THE SHAREHOLDER HOLDING A MAJORITY OF THE VOTING POWER OF THE OUTSTANDING SHARES OF STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE SHAREHOLDERS.

To the Company’s Shareholders:

NOTICE IS HEREBY GIVEN that the following action has been approved pursuant to the written consent of the holders of a majority of the voting power of the outstanding capital stock of the Company dated August 1, 2018, in lieu of a special meeting of the shareholders.

To amend the Company’s certificate of incorporation to (1) increase (the “Increase”) the authorized shares of common stock of the Company from 1,000,000,000 to 3,000,000,000 (the “Amendment”).

OUTSTANDING SHARES AND VOTING RIGHTS

As of the record date of August 1, 2018 (the “Record Date”), the Company’s authorized capitalization consisted of 1,000,000,000 shares of Common Stock, of which 188,677,326 shares were issued and outstanding and 10,000,000 of Preferred Stock of which 3,000,000 shares of Series A Convertible Preferred Stock (“Series A Preferred Stock”) and 2,000,000 shares of Series B Convertible Preferred Stock (“Series B Preferred Stock”) (collectively the “Preferred Stock”) were issued and outstanding. Each share of Common Stock entitles its holder to one vote on each matter submitted to the shareholders and each share of Series A Preferred stock entitles its holder to 50 votes on each matter submitted to shareholders and each share of the Series B Preferred Stock entitles its holder to 40 votes on each matter submitted to shareholders. However, because shareholders holding a majority of the voting rights of all outstanding shares of common stock and Preferred Stock as of August 1, 2018 have voted in favor of the foregoing action by resolution dated August 1, 2018, no other shareholder consents will be solicited in connection with this Information Statement.

Shareholders of record on the Record Date will be entitled to receive this notice and Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the shareholders. The Company anticipates that the Amendment will be effectuated on or about September 4, 2018.

What action was taken by written consent?

We obtained stockholder consent for the approval of an amendment to our certificate of incorporation to increase our authorized shares of common stock, no par value (the “Common Stock”) from 1,000,000,000 to 3,000,000,000.

How many shares of voting stock were outstanding on the Record Date?

On the Record Date, the date we received the consent of the holders of a majority of the voting power of our stockholders, there were 188,677,326 shares of Common Stock and 3,000,000 shares of Series A Preferred Stock and 2,000,000 shares of Series B Preferred Stock outstanding.

What vote was obtained to approve the amendment to the articles of incorporation described in this information statement?

Our board of directors approved the Amendment at special meetings of the board of directors on August 1, 2018. Stockholder approval of the Amendment also was required. The affirmative vote of the holders of a majority of the voting power entitled to vote on the Amendment constituted the act of the stockholders with regard to the Amendment. The voting power entitled to vote on the Amendment approved the Amendment by approximately 52% and consisted of the vote of the holders of the common stock and the holder of the Series A and Series B Preferred Stock, voting together each as a single class, with each share of common stock having one vote and each share of Series A Preferred Stock having 50 non-cumulative votes and each share of Series B Preferred stock having 40 non-cumulative votes. Only stockholders of record at the close of business on the record date are entitled to notice of and to approve the Amendment. As of the record date, 188,677,326 shares of Common Stock, 3,000,000 shares of Series A Preferred Stock and 2,000,000 shares of Series B Preferred Stock and no shares of Preferred Stock were issued and outstanding.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION

TO INCREASE AUTHORIZED SHARES OF COMMON STOCK FROM 1,000,000,000 TO 1,000,000,000

Our board of directors and the holders of a majority of the voting power of our stockholders have approved the amendment to our articles of incorporation (the “Amendment”) increasing our authorized shares of Common Stock from 1,000,000,000 shares to 3,000,000,000 shares. The increase in our authorized shares of Common Stock will become effective upon the filing of the Amendment with the Secretary of State of the State of California. We will file the Amendment approximately (but not less than) 20 days after the definitive information statement is mailed to stockholders.

The form of Certificate of Amendment to be filed with the Secretary of State of the State of California is set forth as Appendix A to this information statement.

Outstanding Shares and Purpose of the Amendment

Our articles of incorporation currently authorize us to issue a maximum of 1,000,000,000 shares of Common Stock, no par value per share and 10,000,000 shares of Preferred Stock. As of the Record Date, we had 188,677,366 shares of Common Stock issued and outstanding and 3,000,000 shares of Series A Preferred Stock and 2,000,000 shares of Series B Preferred Stock issued and outstanding.

The board of directors believes that the increase in our authorized Common Stock will provide us with greater flexibility with respect to our capital structure for business purposes including additional equity financings and stock based acquisitions.

Effects of the Increase in Authorized Common Stock

The additional shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders.

At present, the board of directors has no plans to issue the additional shares of Common Stock authorized by the Amendment. However, it is possible that some of these additional shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include: raising capital, settlement of debt, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding our business or product lines through the acquisition of other businesses or products.

We could also use the additional shares of Common Stock that will become available pursuant to the Amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of our company. Although the board’s approval of the Amendment was not prompted by the threat of any hostile takeover attempt (nor is the board currently aware of any such attempts directed at us), nevertheless, stockholders should be aware that the Amendment could facilitate future efforts by us to deter or prevent changes in control of our company, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices.

Interests of Certain Persons in the Action

Certain of the Company’s officers and directors have an interest in the Amendment as a result of their ownership of shares of our common stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below. However, we do not believe that our officers or directors have interests in the Amendment that are different from or greater than those of any other of our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of the Record Date by (i) each person who is known by us to beneficially own more than 5% of the Company’s Common Stock; (ii) each of the Company’s officers and directors; and (iii) all of the Company’s officers and directors as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.

Name and Address of Beneficial Owner		Amount of Beneficial Ownership		Percent of Outstanding Stock (1)

Michael Hu (2)	Common	5,800,000		3.1%
5271 Manor View Dr. Yorba Linda, CA 92886	Series A Pref. Stock.	1,000,000	(3)	33.3%

William “Stretch” Fowler, Pres., CFO, Dir.	Common	14,020,000	(5)	7.4%
3420 Bunkerhill Dr. Las Vegas, NV 89032	Series A Pref. Stock	2,000,000	(3)	66.6%
	Series B Pref. Stock	1,000,000	(4)	50.0%

Bernd Schaefers, Director	Common	2,155,387		1.1%
2320 Thompson Way, Apt. L Santa Maria, CA 93455	Series B Pref. Stock	650,000	(4)	32.56%

Mark R. Edwards, Ph.D., Director.	Common	325,000		*
3420 Bunkerhill Dr. North Las Vegas, NV 89032	Series B Pref. Stock	350,000	(4)	17.5%

All Executive Officers and	Common	16,500,387		8.7%
Directors as a Group (3 Person)	Series A	2,000,000		66.6%
	Series B	2,000,000		100%

* Less than 1%

(1) Unless otherwise indicated, based on 188,677,326 shares of common stock issued and outstanding as of the Record Date. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for the purposes of computing the percentage of any other person.

(2) Includes 1,400,000 shares in the name of Mr. Hu’s wife, Fay Luan, of which he has beneficial ownership.

(3) Each share of Series A Convertible Preferred Stock entitles the holder to 50 votes per share.

(4) Each share of Series B Convertible Preferred Stock entitles the holder to 40 votes per share.

(5) Includes 12,640,000 shares owned by BKS Cambria LLC, an entity owned by Mr. Fowler and which he has beneficial ownership.

DESCRIPTION OF SECURITIES

General

The following summary includes a description of material provisions of our capital stock.

Authorized and Outstanding Securities

We have the authority to issue up to 1,000,000,000 shares of Common Stock, no par value and 10,000,000 shares of Preferred Stock, no par value. As of August 1, 2018, there were 188,677,326 shares of Common Stock issued and outstanding.

Common Stock

The holders of our Common Stock are entitled to one vote per share on all matters requiring a vote of the stockholders, including the election of directors. Holders of Common Stock do not have cumulative voting rights. Holders of Common Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board in its discretion from funds legally available therefore, subject to preferences that may be applicable to preferred stock, if any, then outstanding. At present, we have no plans to issue dividends. See “Dividend Policy” for additional information. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. Our Common Stock is traded on the OTC market.

Preferred Stock

Preferred stock may be issued from time to time in one or more series, and our board of directors, without action by the holders of common stock, may fix or alter the voting rights, redemption provisions, dividend rights, dividend rates, claims to our assets superior to those of holders of our common stock, conversion rights and any other rights, preferences, privileges and restrictions of any wholly unissued series of preferred stock. The board of directors, without stockholder approval, can issue shares of preferred stock with rights that could adversely affect the rights of the holders of common stock. No shares of preferred stock presently are outstanding other than the shares of our Series A Convertible Preferred Stock, and we have no present plans to issue any additional preferred shares. The issuance of shares of preferred stock could adversely affect the voting power of the holders of common stock and could have the effect of making it more difficult for a third party to acquire, or could discourage or delay a third party from acquiring, a majority of our outstanding stock.

Series A Convertible Preferred Stock

Shares of our Series A Convertible Preferred Stock rank the same to our common stock as to dividends and distributions. The holders of outstanding shares of Series A Convertible Preferred Stock are entitled to receive dividends out of assets legally available at times and in amounts as the board of directors may from time to time determine together with dividends paid on common stock.

Holders of Series A Convertible Preferred Stock are entitled to 50 non-cumulative votes per share on all matters presented to our stockholders for action. This right could adversely affect the voting power of the holders of common stock and could have the effect of making it more difficult for a third party to acquire, or could discourage or delay a third party from acquiring, a majority of our outstanding stock. In addition, the affirmative vote of the holders of a majority of the Series A Convertible Preferred Stock then outstanding, voting as a separate class, is required for 2050 Motors to do any of the following:

o amend, alter or repeal any of the preferences or rights of the Series A Convertible Preferred Stock;

o authorize any reclassification of the Series A Convertible Preferred Stock;

o increase the authorized number of shares of the Series A Convertible Preferred Stock; or

o create any class or series of shares ranking prior to the Series A Convertible Preferred Stock as to dividends or upon liquidation.

Shares of Series A Convertible Preferred Stock are not entitled to preemptive rights.

Holders of Series A Preferred Stock have the right to convert their shares of Series A Convertible Preferred Stock into shares of common stock at any time not less than 15 days nor more than 30 days prior to delivery of a written redemption notice to the Company, at a conversion rate equal to one share of common stock for each share of Series A Convertible Preferred Stock. The conversion rate is subject to anti-dilution adjustments. If we disappear in a merger or consolidation or we sell substantially all of our assets, then each share of Series A Convertible Preferred Stock will entitle the holder to convert such share into the kind and amount of consideration that the holder would have been entitled to receive immediately after the merger, consolidation or sale.

Series B Convertible Preferred Stock

Shares of our Series B Convertible Preferred Stock rank the same to our common stock as to dividends and distributions. The holders of outstanding shares of Series B Convertible Preferred Stock are entitled to receive dividends out of assets legally available at times and in amounts as the board of directors may from time to time determine together with dividends paid on common stock.

Holders of Series B Convertible Preferred Stock are entitled to 40 non-cumulative votes per share on all matters presented to our stockholders for action. This right could adversely affect the voting power of the holders of common stock and could have the effect of making it more difficult for a third party to acquire, or could discourage or delay a third party from acquiring, a majority of our outstanding stock. In addition, the affirmative vote of the holders of a majority of the Series B Convertible Preferred Stock then outstanding, voting as a separate class, is required for 2050 Motors to do any of the following:

o amend, alter or repeal any of the preferences or rights of the Series B Convertible Preferred Stock;

o authorize any reclassification of the Series B Convertible Preferred Stock;

o increase the authorized number of shares of the Series B Convertible Preferred Stock; or

o create any class or series of shares ranking prior to the Series B Convertible Preferred Stock as to dividends or upon liquidation.

Shares of Series B Convertible Preferred Stock are not entitled to preemptive rights.

Holders of Series B Preferred Stock have the right to convert their shares of Series B Convertible Preferred Stock into shares of common stock at any time not less than 15 days nor more than 30 days prior to delivery of a written redemption notice to the Company, at a conversion rate equal to one share of common stock for each share of Series B Convertible Preferred Stock. The conversion rate is subject to anti-dilution adjustments. If we disappear in a merger or consolidation or we sell substantially all of our assets, then each share of Series B Convertible Preferred Stock will entitle the holder to convert such share into the kind and amount of consideration that the holder would have been entitled to receive immediately after the merger, consolidation or sale.

Dividend Policy

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our Board. We intend to retain earnings, if any, for use in its business operations and accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

DISSENTER’S RIGHTS

Under the California Statutes, holders of shares of Common Stock or Preferred Stock are not entitled to dissenters’ rights with respect to any aspect of the Amendment, and we will not independently provide holders with any such right.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

ADDITIONAL INFORMATION

The Company will provide upon request and without charge to each shareholder receiving this Information Statement a copy of the Company’s Annual Report on Form 10-K filed on April 17, 2018, which includes audited financial statements for the years ended December 31, 2017, and December 31, 2016, and the quarterly report on Form 10-Q for the quarter ended March 31, 2018, including the financial statements and financial statement schedule information included therein, as filed with the Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System.

By order of the Board of Directors

August 13, 2018

/s/William “Stretch” Fowler

William “Stretch” Fowler

President

Appendix A

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

William “Stretch” Fowler certifies that:

1. He is the president and the secretary of 2050 Motors, Inc., a California corporation.

2. Article IV of the Articles of Incorporation of this corporation is amended to read as follows:

“The total number of shares which this corporation shall be authorized to issue is: 3,010,000,000, of which 3,000,000,000 shares shall be designated common stock, no-par value (“Common Stock”), 3,000,000 shares shall be designated Series A Convertible Preferred Stock, no par value (“Series A Preferred”), 2,000,000 shares shall be designated Series B Convertible Preferred Stock and 5,000,000 shares shall be designated Preferred Stock, no par value (“Preferred Stock”).

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.”

3. The foregoing amendment of articles of incorporation has been duly approved by the board of directors.

4. The foregoing amendments of articles of incorporation have been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding common shares of the corporation is 188,677,326 and the total number of outstanding Series A Convertible Preferred Stock is 3,000,000 and the total number of outstanding Series B Convertible Preferred Stock is 2,000,000. The number of shares of each class entitled to vote in favor of the amendment, together and voting as one class, equaled or exceeded the vote required. The percentage vote required was more than 50%.

I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: September __, 2018

/s/ William “Stretch” Fowler
William “Stretch” Fowler, President and Secretary